EXHIBIT 99.1

Innovative Software Technologies Announces New President and Executive Vice President/Chief Operating Officer

TAMPA, FL (GLOBENEWSWIRE) August 14, 2013 -- Innovative Software Technologies, Inc. (INIV) announces that its Board of Directors has appointed a new President and Executive Vice President/Chief Operating Officer.

Peter Peterson, Chief Executive Officer and Chairman of the Board stated, “The appointment of these two individuals brings an enormous amount of talent and business savvy to Innovative. With their diverse backgrounds and ability to position companies for growth and success, Innovative will continue to go to the next level with creative product offerings.”

Jake Wand, President of Innovative Technologies, Inc., has worked in a variety of marketing and operational capacities in a number of startup and operating companies.  He has a passion for competition and a drive for success.  Mr. Wand’s vast knowledge of the entertainment and technology industries has resulted in his association with over 10 different start-up companies. Mr. Wand is part of the business development and advisory team on more than $20 million dollars of funding along with Intel Capital and Liberty Global for Music Mastermind, Inc. which was recently awarded the AlwaysOn Global 250 top Private Tech Companies of 2013.  Mr. Wand is a consultant for Zya, the music creation platform for Music Mastermind Inc., working directly with the CEO and President.  Mr. Wand was the founder and CEO of Play Hard Inc.  Mr. Wand has a love for extreme sports and competition and, is a member of the U.S. Ski and Snowboard Association (USSA) and competed on the summit freestyle team, Rocky Mountain Division 1998-2005.  He remains a licensed athlete and coach.  He is a member and competitor with the WERA Motorcycle Road Racing Association.

Linver Leffel, Executive Vice President/Chief Operating Officer for Innovative Software Technologies, Inc., is founder, CEO and President of LeVoyage, Inc. a restaurant design, development and acquisition consultant group since 1998.  LeVoyage, Inc. has helped develop and manage multiple concepts such as Firehouse Subs, Another Broken Egg, and Al Fresco.  Mr. Leffel was Executive Vice President of Business Development and Partner of Times Grill Restaurant Group, LLC a 9 plus regional restaurant concept. He was Director and Vice President of Human Resources for Quincy’s Family Steakhouse, Inc.  He oversaw 215 corporate restaurants. He has a BA Degree in Business Management from Western Illinois University.

About Innovative Software Technologies

Innovative Software Technologies, Inc.’s (www.ISTglobalpartners.com) mission is to help small to medium-sized businesses to acquire, maintain and retain customers via the Internet. Innovative, through its Opt-in SMART (www.optinsmart.com) , is a fully integrated Social Marketing And Retention Technology platform that gives businesses an easy to use, affordable, and centralized marketing platform. The platform includes local listings; citation management; email, text message, and video marketing; reputation management; social media tools; and review and posting management. Innovative delivers these solutions through a combination of its proprietary technology platform, its direct “feet on the street” sales force of Internet Marketing Consultants, and through select third party agencies and resellers. Innovative is headquartered in Tampa, Florida.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations Contact:

Innovative Software Technologies, Inc.

Peter Peterson

813-448-6794

PPeterson@inivcompanies.com

www.ISTglobalpartners.com

Source: Innovative Software Technologies, Inc.